CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below (“Registration Statement”), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2012 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:

Fund	File No.	Date of Report	Post-Effective
			Amendment No.

Massachusetts	33-05416	July 13, 2012	34

Michigan	33-08923	July 12, 2012	34

Minnesota	33-08916	July 12, 2012	34

New Jersey	33-32550	July 16, 2012	25

Ohio	33-08924	July 12, 2012	34

Pennsylvania	33-28321	July 16, 2012	27

We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 24, 2012